Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS RESULTS FOR THE

QUARTER ENDED MARCH 31, 2012

ANGLETON, TX, APRIL 26, 2012 – Benchmark Electronics, Inc. (NYSE: BHE), a leading integrated contract manufacturing provider, today announced financial results for the first quarter which ended March 31, 2012.

First Quarter 2012 Results

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2011	2011
Net Sales (in millions)	$593	$559	$538
Net Income (in millions)	$6	$3	$15
Net Income – non-GAAP (in millions)	$14	$10	$15
Diluted EPS	$0.10	$0.05	$0.24
Diluted EPS – non-GAAP	$0.25	$0.17	$0.24
Operating margin (%)	1.3%	0.0%	2.9%
Operating margin – non-GAAP	3.0%	1.2%	2.9%

First Quarter 2012 Highlights

•	Revenue of $593 million increased 6% and 10%, respectively, over Q4 and Q1 of 2011.
•	Non-GAAP diluted earnings per share of $0.25 increased 47% and 4%, respectively, over Q4 and Q1 of 2011.
•	Operating margin for the first quarter was 3.0% excluding restructuring and Thailand flood related charges of $10 million.
•	Thailand flood related charges consist of costs directly attributable to the Thailand flood which are expected to be recovered from insurance in subsequent periods.
•	Cash flows used in operating activities for Q1 2012 were approximately $24 million.
•	Cash and long-term investments balance was $282 million at March 31, 2012. Long-term investments consist of $25 million of auction rate securities.
•	Accounts receivable was $476 million at March 31, 2012; calculated days sales outstanding were 72 days compared to 69 days at December 31, 2011.
•	Inventory was $404 million at March 31, 2012; inventory turns improved to 5.5 times from 5.4 at December 31, 2011 and 5.1 at March 31, 2011.
•	Repurchases of common shares for the first quarter totaled $4 million or 0.3 million shares.

“We are extremely pleased with the improvement in the operating margin this quarter. Our margin increase was achieved through revenue growth driven by new program ramps, the Thailand recovery and the diligent focus of our global operations team,” said Gayla J. Delly, the Company’s President and CEO. “We have made great progress, consistent with our plans, in the ongoing recovery from the Thailand flood. We are appreciative of the contributions from our global teams in this effort. In the second quarter, the favorable impacts of new program ramps and end market demand stability are expected to continue.”

First Quarter Industry Sector Update

The following table sets forth revenue by industry sector for the quarters ended March 31, 2012, December 31, 2011 and March 31, 2011.

	March 31,	December 31,	March 31,
	2012	2011	2011
Computers and related products for business enterprises	31%	34%	27%
Industrial control equipment	27%	29%	28%
Telecommunications equipment	25%	20%	23%
Medical devices	9%	9%	9%
Testing and instrumentation products	8%	8%	13%

Second Quarter 2012 Outlook

•	Revenue between $595 and $625 million
•	Diluted earnings per share between $0.26 and $0.30 (excluding restructuring and Thailand flood related charges)

Conference Call Details

A conference call hosted by Benchmark management will be held today at 10:00 am (Central time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark Electronics, Inc. provides integrated manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment (which includes equipment for the aerospace and defense industry), testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include 21 facilities in nine countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

979-849-6550 (ext. 1361) or lisa.weeks@bench.com

Non-GAAP Financial Measures

This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore are not in accordance with generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the company’s performance and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance. The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

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Forward-Looking Statements

This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, the statement “in the second quarter, the favorable impacts of new program ramps and end market demand stability are expected to continue”, our sales and diluted earnings per share (excluding special items) guidance for the second quarter of 2012, as well as other statements, express or implied, concerning: the impact of the flooding of our manufacturing facilities in Ayudhaya, Thailand, the potential recovery of insurance proceeds, and the potential related effects on our future revenues; future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of this release, and Benchmark assumes no obligation to update any such forward-looking statements. Persons are advised to consult further disclosures on related subjects in Benchmark’s Form 10-K for the year ended December 31, 2011, in its other filings with the Securities and Exchange Commission and in its press releases.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended
	March 31,
	2012	2011
Income (loss) from operations (GAAP)	$7,825	$15,781
Restructuring charges	(36)	—
Thailand flood related charges	10,218	—

Non-GAAP income from operations	$18,007	$15,781

Net income (GAAP)	$5,598	$14,513
Restructuring charges, net of tax	(126)	—
Thailand flood related charges	9,002	—

Non-GAAP net income	$14,474	$14,513

Earnings per share: (GAAP)
Basic	$0.10	$0.24
Diluted	$0.10	$0.24

Earnings per share: (Non-GAAP)
Basic	$0.25	$0.24
Diluted	$0.25	$0.24

Weighted average shares used in calculating
earnings per share:
Basic	57,484	60,919
Diluted	57,853	61,482

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Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended March 31,
	2012	2011
Net sales	$593,417	$538,312
Cost of sales	552,909	500,688

Gross profit	40,508	37,624

Selling, general and administrative expenses	22,501	21,843
Restructuring charges	(36)	—
Thailand flood related charges	10,218	—

Income from operations	7,825	15,781

Other income (expense):
Interest income	378	404
Interest expense	(325)	(332)
Other	366	(435)
Total other income (expense), net	419	(363)

Income before income taxes	8,244	15,418

Income tax expense	2,646	905

Net income	$5,598	$14,513

Denominator for basic earnings per share - weighted average number of common shares outstanding during the period	57,484	60,919
Incremental common shares attributable to restricted shares and the exercise of outstanding equity instruments	369	563
Denominator for diluted earnings per share	57,853	61,482
Earnings per share:
Basic	$0.10	$0.24
Diluted	$0.10	$0.24

The results for the quarter ended March 31, 2011 reflect corrections to the Company’s prior period financial statements, related to inventory and accounts payable balances, that the Company deems immaterial. The aggregate impact of these corrections on earnings per share was $0.01 for the quarter ended March 31, 2011.

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Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

March 31, 2012

(Amounts in Thousands)

(UNAUDITED)

Assets

Current assets:
Cash and cash-equivalents	$256,668
Accounts receivable, net	475,739
Inventories, net	403,989
Other current assets	82,252

Total current assets	1,218,648

Long-term investments	25,294
Property, plant and equipment, net	167,853
Other assets, net	72,202
Goodwill, net	37,912

Total assets	$1,521,909

Liabilities and Shareholders’ Equity

Current liabilities:
Current installments of capital lease obligations	$437
Accounts payable	301,988
Accrued liabilities	63,042

Total current liabilities	365,467

Capital lease obligations, less current installments	10,488
Other long-term liabilities	22,142
Shareholders’ equity	1,123,812

Total liabilities and shareholders’ equity	$1,521,909

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